Commonwealth International Series Trust
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Robert W. Scharar, Principal Executive Officer of the Commonwealth International Series Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Robert W. Scharar
Robert W. Scharar
President
Date: January 7, 2011

I, Terrance P. Gallagher, Principal Financial Officer of the Commonwealth International Series Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Terrance P. Gallagher
Terrance P. Gallagher
Treasurer
Date: January 7, 2011

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and is not being filed as part of Form N-CSR or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Commonwealth International Series Trust and will be retained by the Commonwealth International Series Trust and furnished to the Securities and Exchange Commission or its staff upon request.